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                                                                    Exhibit 99.1


(SGI LETTERHEAD)


NEWS RELEASE


1200 Crittenden Lane
Mountain View, CA 94043 Telephone 650.960.1980 sgi.com

MEDIA CONTACT
Lisa Pistacchio
pistacchio@sgi.com
650.933.5683

SGI PR HOTLINE
650.933.7777

SGI PR FACSIMILE
650.933.0317


FOR IMMEDIATE RELEASE

SGI REACHES GLOBAL AGREEMENT WITH OFFICIAL COMMITTEE OF UNSECURED CREDITORS AS REORGANIZATION MOVES ON ACCELERATED PATH

COMPANY ALSO RECEIVES APPROVAL FOR $130 MILLION FINANCING FACILITY, PROVIDING THE LIQUIDITY AND FLEXIBILITY NEEDED TO COMPLETE REORGANIZATION

MOUNTAIN VIEW, Calif. (June 27, 2006)--Silicon Graphics (OTC: SGID) today announced it has gained the support of its Official Committee of Unsecured Creditors and the largest holder of its Subordinated Debentures on a proposed reorganization plan. This is important milestone in SGI's reorganization process. The development paves the way for a speedy exit from Chapter 11 as a public company. The Company anticipates filing an amended Plan of Reorganization together with a Disclosure Statement by June 30, 2006.

"Our pre-negotiated plan reflected an agreement with an ad-hoc committee of our Secured Noteholders," said Dennis McKenna, chairman and CEO of SGI. "Through the diligent efforts of all parties, we have now won the additional support of our Official Committee of Unsecured Creditors, which is made up of representative trade creditors and holders of our Subordinated Debentures. We have also reached a settlement with the largest holder of our Subordinated Debentures. Such agreements are crucial to a successful reorganization. Our exit timeline remains on track. We are grateful to our employees, customers, vendors and partners who have remained loyal to us throughout this process."

Also today, SGI announced that it received Court approval for the $130 million financing facility with Morgan Stanley that was announced June 1, 2006. The financing agreement will fund day-to-day operations during SGI's reorganization process, providing the enhanced liquidity and flexibility needed to complete the Company's reorganization.

More information about SGI's reorganization is available on the Internet at www.sgi.com/reorg. Details of the agreement with the Official Committee of Unsecured Creditors are available in the Form 8-K filed today with the SEC.


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(SGI LOGO)


SGI REACHES GLOBAL AGREEMENT WITH OFFICIAL COMMITTEE OF UNSECURED CREDITORS AS REORGANIZATION MOVES ON ACCELERATED PATH/2


Forward-Looking Statements
This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. Factors that might cause such a difference include, but are not limited to: the effects of our chapter 11 filing; our ability to maintain adequate liquidity; and our ability to obtain and maintain normal terms with customers, suppliers and service providers. These and other risks are or will be detailed from time to time in SGI's periodic reports that are filed with the Securities and Exchange Commission, including the Form 8K filed on June 27, 2006 and SGI's quarterly report on Form 10-Q for the quarter ended December 30, 2005. Silicon Graphics is under no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | THE SOURCE OF INNOVATION AND DISCOVERY(TM)
SGI, also known as Silicon Graphics, Inc. (OTC: SGID), is a leader in high-performance computing. SGI helps customers solve their computing challenges, whether it's sharing images to aid in brain surgery, designing and manufacturing safer and more efficient cars and airplanes, studying global climate, providing technologies for homeland security and defense, enabling the transition from analog to digital broadcasting, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.


                                    -- end --

Silicon Graphics, SGI, the SGI cube and the SGI logo are registered trademarks, and The Source of Innovation and Discovery is a trademark of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.